                                                                    Exhibit 3.28

 This is the annexure marked "A" and referred to in the Consent to Short Notice of Tower Australia Pty Limited.

                           TOWER AUSTRALIA PTY LIMITED
                                (ACN 002 316 707)

                            NOTICE OF GENERAL MEETING

A general meeting of the shareholders of the Company will be held at 21706 Mowbray Road Lane Cove on 8/th/ July 1994 at 9:30 am/
for the purpose of considering and passing if thought fit the following as special resolutions:

1. "That article 63 of the Articles of Association of the Company is deleted and the following article substituted:

     63.  Dividends may be declared only by the Directors."

2. "That article 66 of the Articles of Association of the Company is amended by deleting the words, 'recommending', where that word first appears, and substituting the word. 'declaring'";

3. "That article 69 of the Articles of Association of the Company is amended by deleting the words, 'Any general meeting declaring a dividend or bonus may direct payment of such', and substituting the words, 'The Directors may pay a'";

4. "That article 72 of the Articles of Association of the Company is amended by deleting the words, 'Company in general meeting may upon the recommendation of the Directors resolve that it is desirable to' and substituting the words, 'Directors may' and deleting the words 'the Directors shall give effect to such resolution'";

5. That article 73 of the Articles of Association of the Company is amended by deleting the words, 'Whenever such a resolution as aforesaid shall have been passed,' and deleting the word, 'thereby' and substituting, in its place, the words, 'by them";

6. That article 127 of the Articles of Association of the Company is amended by inserting after the word 'dividend' where that word first appears the words 'may be declared by the Directors' and inserting before the word 'distribution' where that word first appears the word, 'any"';

7. That article 129(b) of the Articles of Association of the Company is amended by deleting the words 'recommend and as the Company may pursuant to these Articles' "; and

8. That article 130(b) of the Articles of Association of the Company is amended by deleting the words 'recommend and as the Company may pursuant to these Articles' ".

                                       B
DATED:  7/th/ July 1994


By:   /s/  [signature illegible]
   --------------------------------
              Secretary

MINUTES OF A GENERAL MEETING OF THE SHAREHOLDERS OF TOWER AUSTRALIA PTY LIMITED ("COMPANY") HELD AT 706 Mowbray Road Lane Co on 26/th/ Nov 1990 at 3:30 PM

PRESENT:                 J.W. PARSONS
                         F.W. JOHNSON

CHAIRMAN:                J.W. PARSONS was elected Chairman of the meeting.

NOTICE OF MEETING:       The Notice calling the meeting was tabled and read.

AGREEMENT AS TO SHORT    There was tabled at the meeting a form of agreement
NOTICE:                  under Section 248(4) of the Companies (New South Wales)
                         Code executed by members holding all the issued shares giving the right to attend and vote at general meetings of the Company agreeing that the Special Resolutions contained in the Notice of Meeting might be proposed and passed as Special Resolutions notwithstanding that less than 21 days' notice of such meeting has been given.

SPECIAL RESOLUTION FOR   IT WAS UNANIMOUSLY RESOLVED that the Articles of
AMENDMENT OF ARTICLES    Association of the Company be and are hereby amended as
OF ASSOCIATION:          follows:-

                         1. That Article 124 be and is hereby deleted and the following Article substituted;

                             "The capital of the Company is one hundred thousand dollars ($100,000.00) divided into one hundred thousand (100,000) shares of $1.00 each divided into:

                             90,000 ordinary shares
                              1,000 "A" class shares
                              1,000 "B" class shares
                              1,000 "C" class shares
                              1,000 "D" class shares
                              1,000 "E" class shares
                              1,000 "F" class shares
                              1,000 "G" class shares
                              1,000 "H" class shares
                              1,000 "I" class shares
                                800 "J" class redeemable preference shares
                                100 "K" class redeemable preference shares
                                100 "L" class redeemable preference shares

                         2. That Article 129(c) be and is hereby deleted and the following article substituted:-

                             Upon a reduction of capital or winding up of the Company the said "J" class redeemable preference shares shall as regards return of capital rank parri passu with the "K" class redeemable preference shares and the "L" class redeemable preference shares and subject thereto in priority to all other shares of the Company, but shall not carry the right to any further participation in the surplus assets or profits of the Company."

                         3. That the following new Article 130 be and is hereby added:

                             "The rights, privileges, restrictions and conditions following shall be attached to the "K" class redeemable preference shares and the "L" class redeemable preference shares:-

                             (a) The said "K" class redeemable preference shares and the "L" class redeemable preference shares shall entitle the holders thereof to receive notice of, to attend at but not to vote at any general meeting of the Company.

                             (b) the said "K" class redeemable preference shares and the "L" class redeemable preference shares shall confer upon the holders thereof the right to payment of such non-cumulative dividends as the Directors of the Company may from time to time recommend and as the Company may pursuant to these Articles declare on either the "K" class redeemable preference shares or the "J" class redeemable. preference shares or both such classes of shares and shall, in respect to payment of any dividends so declared, rank parri passu with all other classes of shares in the capital of the Company on which dividends may be so declared.

                             (c) Upon a reduction of capital or winding up of the Company the said "K" class redeemable preference shares and the "L" class redeemable preference shares shall as regards return of capital rank parri passu with the "J" class redeemable preference shares and subject thereto in priority to all other shares in the Company, but shall not carry the right to any further .participation in the surplus assets or profits of the Company.

                             (d) All or any "K" class redeemable preference shares or "L" class redeemable preference shares shall at the option of the Directors of the Company be liable to be redeemed at par at any time or from time to time. Any such redemption shall be effective by a notice in writing to the holder or holders of the shares to be redeemed at their respective registered addresses and each notice shall be accompanied by the Company's cheque or by a bank cheque, bank draft or money order for the amount payable to the holder to whom the notice is sent."

CLOSURE: There being no further business the meeting was concluded.

                             Signed as a true and correct record.

                             [signature illegible]
                             Chairman

                                      INDEX
                                      -----

                            MEMORANDUM OF ASSOCIATION
                                                                           PAGE

ACTIVE BUSINESSES...........................................................M-1
GENERAL ................................................................M-1/2/3
BROAD OBJECTS ..........................................................M-3/4/5
TRUSTEES ...................................................................M-6
SUPERANNUATION .............................................................M-7
FINANCIAL DEALINGS - LEND & BORROW .......................................M-7/8
AMALGAMATION -JOINT VENTURE - MANAGEMENT .................................M-8/9
GIFTS.......................................................................M-9
ASSOCIATIONS AND DONATIONS .................................................M-9
BRANCH REGISTERS ...........................................................M-9
PATENTS & COPYRIGHTS ....................................................M-9/10
THIRD SCHEDULE ............................................................M-10
SHARE CAPITAL .............................................................M-10
SUBSCRIBERS ...............................................................M-11
SIGNATURE PAGE .....................................................M-SIGNATURE

ARTICLES OF ASSOCIATION
-----------------------

                                                                           PAGE

INTERPRETATION .............................................................A-1
PROPRIETARY COMPANY PROVISIONS .............................................A-2
GENERAL MEETINGS .........................................................A-2/3
PROCEEDINGS AT GENERAL MEETINGS ........................................A-3/4/5
DIRECTORS APPOINTMENT, ETC ...............................................A-5/6
POWERS & DUTIES OF DIRECTORS .............................................A-6/7
MANAGING DIRECTORS .........................................................A-7
PROCEEDINGS OF DIRECTORS ...................................................A-8
BRANCH REGISTERS ...........................................................A-9
SEAL .......................................................................A-9
ACCOUNTS ..................................................................A-10
DIVIDENDS & RESERVES ...................................................A-10/11
AUDIT .....................................................................A-12
NOTICES ................................................................A-12/13
WINDING UP ................................................................A-13
INDEMNITY .................................................................A-13
SHARE ISSUE .........................................................A-13/14/15
LIEN ON SHARES ............................................................A-15
CALLS ON SHARES ........................................................A-15/16
TRANSFER & TRANSMISSION OF SHARES.......................................A-16/17
FORFEITURE OF SHARES....................................................A-17/18
CONVERSION OF SHARES INTO STOCK ...........................................A-18
ALTERATION OF CAPITAL .....................................................A-19
SHARE CAPITAL AND VARIATION OF RIGHTS ..................................A-19/20
SIGNATURE PAGE .....................................................A-SIGNATURE

                                 New South Wales
                               Companies Act, 1961
                            Company Limited by Shares

                            MEMORANDUM OF ASSOCIATION

                                       OF

                               PIVISU PTY. LIMITED

1.   The name of the Company is    PIVISU PTY. LIMITED.

2. The clauses contained in this Memorandum shall have no reference to any headings or marginal notes (if any) in the construction or interpretation thereof.

3. The powers set forth in the Third Schedule to the Companies Act 1961 shall apply to this Company and shall not be limited by objects or powers contained in this Memorandum.

4.   The objects for which the Company is established are:

                                ACTIVE BUSINESSES

     (a) To buy sell exchange let mortgage or otherwise deal in real and personal property of any kind whatsoever and to import export manufacture produce treat buy sell exchange let on hire and generally deal in all kinds of goods plant machinery merchandise and articles of any kind.

     (b) To carry on any business enterprise or undertaking in any sphere or activity which is permitted by law and which the Directors may deem to be beneficial to the interests of the Company.

                                     GENERAL

     (c) To purchase take on lease or in exchange hire or otherwise acquire and to deal in and hold lands of any tenure buildings easements rights privileges concessions patents patent rights licences secret processes machinery plant stock in trade live stock in any shares stock debentures and securities issued or guaranteed by any company incorporated or carrying on business in the State of New South Wales or elsewhere or by any government public body or authority supreme municipal local or otherwise whether in Australia or elsewhere and any real or personal property of any kind whatsoever and to sell lease or otherwise dispose of or grant rights (including option of purchase) over any real or personal property belonging to or acquired by the Company.

     (d) To acquire and undertake the whole or any part of the business property and liabilities of any person or company carrying on any business whatsoever.

     (e) To carry on any other business whether of the like or a different nature to the business or businesses herein mentioned which may seem to the Company capable of being carried on with advantage or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights for the time being.

     (f) To lay out construct improve alter and develop in any way and in particular but without restricting the generality of this power or object by fencing draining irrigating clearing roadmaking or otherwise any property owned leased or managed by the Company or in which it is otherwise interested and thereon to erect construct and maintain any buildings improvements dams drains water schemes roads bridges or works whatsoever and generally to utilise the Company's property to the best advantage.

     (g) To distribute any assets of the Company among the members in specie whether by way of dividend bonus or return of capital or otherwise subject however to such sanction or confirmation (if any) as is required by law.

     (h) To promote freedom of contract and to resist insure against counteract and discourage interference therewith and to subscribe to any association or fund for such purpose.

     (i) To sell lease hire subdivide place under option exchange convert into money or otherwise dispose of or deal with and in absolutely or conditionally the whole or any part of the undertaking lands property assets rights and effects of the Company for such consideration as the Company may think proper and in particular but without limiting the generality hereof for fully or partly paid shares in or debentures or securities of any other company.

     (j) To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit and in particular for shares debentures or securities of any other company.

     (k) To promote form subsidise and establish any company or companies or corporation or corporations for the purpose of acquiring all or any of the property rights and liabilities of this Company or for any other purposes which may seem directly or indirectly calculated to benefit this Company.

     (l) To carry on the business of acquiring and holding for investment shares stock debentures debenture stock notes bonds obligations and securities issued or guaranteed by any company or other body corporate constituted or carrying on business in any part of the world.

     (m) To carry on the business of purchasing or otherwise acquiring and exercising rights options privileges and concessions of every description.

     (n) To carry on the business of acquiring by purchase exchange or otherwise units sub-units or other rights or interests in any trusts constituted in any part of the world.

     (o) To carry on all or any of the businesses of factors financiers buying and selling agents commission agents indent agents general agents insurance and shipping agents shippers dealers charterers auctioneers and brokers in all their respective branches.

     (p) To appoint or authorise the Company to appoint either with or without remuneration agents attorneys under power local directors or other persons or corporations under power of attorney or otherwise in Australasia the United Kingdom the United States of America and elsewhere to carry out and complete all or any of the objects of the Company and to arrange conduct or manage the business or businesses of the Company or any matter or concern whatsoever in which the Company is now or may from time to time be or become or be about to become interested or concerned with the same powers as or with more limited powers than the Directors of the Company have and from time to time revoke or cancel such appointments and authorities and to remove and if thought desirable re-appoint such agents attorneys directors or other persons or corporations and determine their powers and to appoint any person or persons company or corporation as the attorney or attorneys agent or agents of the Company in any part of the world with full powers to do all such acts matters and things as may be thought necessary and expedient in the interests of the Company and to delegate such power of appointment to any person or persons company or corporation and from time to time revoke such appointment.

     (q) To enter into any arrangements with any governments municipalities or other corporations or public bodies or otherwise that may seem conducive to the Company's objects or any of them or the Company's interests and to obtain any rights and privileges which the Company may think it desirable to obtain and to carry out exercise and comply with any such arrangements rights privileges and concessions.

     (r) To pay all costs charges and expenses including brokerage commission or other remuneration of and incidental to the formation and establishment of the Company and to remunerate in cash (whether out of capital or income) or shares or stock or otherwise any person firm or company for services rendered or to be rendered in relation to the formation and establishment of this Company or the conduct of its business or for placing or assisting to place or guaranteeing the placing of the shares or stock in the Company's capital or any debentures or other securities of the Company or in or about the promotion of the Company.

                                  BROAD OBJECTS

     (s) Without limiting in any way the objects of the Company generally to carry on inter alia all or any in entirety or in part of the businesses, objects of trade and services following and to do all things connected with or ancillary thereto:


     Air Conditioning;           Auto Engineering;         Auto Accessories;
     Auto Spares;                Auto Electrician;         General Aviation;
     Architects;                 Antiques;                 Assurance;
     Advertising;                Auctioneers;              Artists;
     Art Suppliers;              Amusement;                Aluminium Products;
     Allergy Extracts;           Advertising Space;        Agricultural Supplies;
     Accountancy Services;       Administration;           Aircraft Engineers;
     Butchery;                   Bus Services;             Booksellers;
     Bookkeepers;                Book Publishers;          Book Binders;
     Building Contractors;       Building Materials;       Boutiques;
     Building Consultants;       Bottle Shop;              Boilermakers;
     Boat Builders;              Boat Charterers;          Blind Makers;
     Billiard Rooms;             Bicycles;                 Bamboo Farmers;
     Beauty Salons;              Bakery;
     Chemists;                   Computer Software;        Computer Hardware;
     Carpenters;                 Commission Agents;        Cleaners;
     Couriers;                   Carriers;                 Cattle Breeders;
     Clothing Manufacturers;     Clothing Retailers;       Clothing Wholesalers;
     Cake Shops;                 Cane Furniture;           Cable Jointing;
     Caravan Parks;              Caravans;                 Casemakers;
     Carpets;                    Carpet Cleaning;          Carpet Layers;
     Chiropractors;              Cinematographers;         Cartographers;
     Chiropodists;               Civil Engineers;          Commercial Artists;
     Concretors;                 Consultants;              Customs Agents;
     Cement Products;            Caterers;                 Cinemas;
     Draftsmen;                  Designers;                Dental Laboratories;
     Disposal Stores;            Dive Shops;               Drive-In Cinemas;


     Developers;                 Dairymen;                 Drapers;
     Debt Collectors;
     Engineers;                  Earthmoving;              Electrical Contractors;
     Electrical Products;        Electrical Service;       Electronic Products;
     Entertainment;              Entrepreneurs;            Engine Reconditioners;
     Engineering Design;         Exporters;                Estate Agents;
     Farming;                    Farm Machinery;           Fencing Contractors;
     Financiers;                 Fibreglass;               Fitters & Turners;
     Film Makers;                Film Distributors;        Floor Sanding;
     Florists;                   Floor Coverings;          Frozen Foods;
     Foodstuffs;                 Food Processors;          Fuel Distributors;
     Firearms;                   Furriers;                 Furniture Makers;
     Furniture Sellers;          Furnishings;              Fishing;
     Gift Shops;                 Garages;                  Garbage Contractors;
     Gas Converters;             Gem Stones;               Glass Merchants;
     Graziers;                   Glue Manufacturers;       Gold Mines;
     Graphic Designers;          Greengrocers;             Guttering;
     Hairdressing;               Hair Pieces;              Hardware;
     Haulage Contractors;        Health Foods;             Health Studios;
     Hi-Fi & Stereo;             Hiring;                   Hobby Centres;
     Hoteliers;                  Hire Purchase;            Helicopters;
     Insurance;                  Insurance Brokers;        Illustrators;
     Investors;                  Investigators;            Interior Design;
     Importers;                  Introduction Agents;      Industrial Machinery;
     Jewellers;                  Jeaners;                  Joiners;
     Land Dealers;               Land Developers;          Landscaping;
     Laundries;                  Laundromats;              Law Stationers;
     Lawn Mowers;                Leather Goods;            Legal Searchers;
     Light Fittings;             Liquor Sellers;           Loss Assessors;
     Marine Equipment;           Marine Engineers;         Marinas;
     Mechanical Engineers;       Manufacturers;            Maintenance Engineers;
     Mining;                     Mining Consultants;       Modelling Agencies;
     Milk Vendors;               Metal Fabricators;        Monumental Masons;
     Moteliers;                  Medical Supplies;         Movie Theatres;
     Motor Vehicle Repairers;    Motor Vehicle Dealers;    Motor Vehicle Wreckers;
     Motor Vehicle Hire;         Motor Body Builders;      Moneylenders;
     Motor Cycles;               Market Research;          Management Consultants;
     Music Shop;                 Musical Instruments;      Music Publishers;
     Metallurgists;
     Newspapers;                 Newsagents;               Nurserymen;
     Noise Pollution;            Nominees;
     Opticians;                  Office Equipment;         Office Partitions;
     Photographers;              Process Servers;          Private Investigators;
     Paper Distributors;         Pastoralists;             Painters & Decorators;
     Panelbeaters;               Pet Foods;                Pharmacies;
     Publishers;                 Plastic Products;         Plant Hire;
     Plaster Products;           Plasterers;               Plumbers & Drainers;
     Platemakers;                Poultry Farmers;          Printers;
     Property Investment;        Public Relations;         Public Address Systems;
     Quarrying;                  Quantity Surveyors;       Quadrophonic Equipment;
     Real Estate Agents;         Radio Stations;           Radiographic Services;
     Refrigeration Engineers;    Refrigeration Sales;      Real Property Valuers;


     Recording Studios;          Restaurateurs;            Refuse & Garbage Collect;
     Retailers;                  Rubber Products;          Repairers;
     Steel Fabricators;          Sheet Metal Workers;      Scaffolding Supplies;
     Sand Blasters;              Sand Mining;              Sand & Sandstone;
     Sailmakers;                 Saddlery;                 Sawmillers;
     Script Writers;             Security Systems;         Security Patrols;
     Sewing Machines;            Ships Chandlers;          Shoe Manufacturers;
     Shopfitters;                Signwriters;              Smash Repairs;
     Skating Rinks;              Ski Equipment;            Soft Drink Makers;
     Softgoods;                  Solar Heaters;            Solar Energy Engineers;
     Sound Equipment;            Souvenirs;                Sports Equipment Sales;
     Stockbrokers;               Storekeepers;             Squash Court Owners;
     Structural Engineers;       Surveyors;                Supermarkets;
     Swimming Pools;             Stationers;               Ship Owners;
     Service Company of any description to any person firm or company.

     Taxi Proprietors;           Taxation Agents;          Telecommunications;
     Telephone System;           Theatrical Agents;        Theatrical Entrepreneurs;
     Tilers;                     Tile Vendors;             Toy Distributors;
     Textile Agents;             Television Rental;        Television Sales & Repair;
     Tobacconists;               Travel Agents;            Travel Consultants;
     Toolmakers;                 Tyre Dealers;             Typewriter Sales & Service;
     Viticulturists;             Video Tape Makers;        Voice Overs;
     Warehousemen;               Waste Products;           Watch & Clock Repairs;
     Weighbridge Engineers;      Window Manufacturers;     Wine Bars;
     Woodworkers;                Woolgrowers;              Woolbrokers;
     Wrought Iron Workers;       Wallpapers & Paints;      Wall Cladding;
     Wholesalers;                Weavers;                  Wedding Receptions;

           AS   FAR   AS   THE   LAW   PERMITS TRUSTEES

     (t) Without limiting the generality hereof to undertake and execute as trustee the trusts of any settlement declaration of trust or other deed or instrument including unit trusts discretionary trusts or family settlements and for such purposes or any of them to take and acquire any real or personal property and to hold administer manage and deal with the same or any part thereof upon such trusts and to exercise carry out and perform all or any of the powers authorities and discretions thereby conferred or therein implied.

     (u) To exercise carry out and perform all or any of the powers authorities and discretions given to or conferred upon a trustee by any Act of Parliament or Ordinance for the time being in force in the said State or in any other place or country in which the Company shall be incorporated or registered and in particular by the Trustee Act (New South Wales) and the Conveyancing Act (New South Wales) or any statutory modification thereto for the time being in force.

     (v) To act as trustee agent nominee of or for any person or persons corporations or corporation or trustee either alone or in conjunction with others and either with or without remuneration for so acting and to act as trustee agent nominee as aforesaid whether or not any Director or officer of the Company is a beneficiary under the trust or principal or a party appointing the Company as nominee.

     (w) On behalf of any trust of which the Company is for the time being the trustee to borrow money upon such terms as to interest security repayment and otherwise not being inconsistent with the terms of the trust as the Company shall think fit and to acknowledge such a borrowing and to make payments of interest and of principal from time to time.

     (x) On behalf of any trust of which the Company may for the time being be the trustee to carry on either alone or in partnership any business which the Company owns or in which the Company owns a share in the manner and upon terms consistent with the terms of the trust.

     (y) To execute any deed of Trust or any acknowledgement that particular property is held upon trust or upon a particular trust.

     (z) From time to time to settle any property real or personal upon a trustee or trustees selected by the Directors upon such trusts as the Directors shall determine and for that purpose to execute all such deeds of settlement assurances transfers and other documents and do all such things as the Directors shall determine.

     (aa) To achieve or to take steps towards achieving any of the objects appearing elsewhere in this Memorandum not only upon its own account but where the Company is a trustee and the terms of the trust so permit on behalf of and in right of the trust.

     (bb) For the purposes of determining whether an act done by the Company as trustee has been done for the benefit of the trust it shall suffice that the act was consistent with the terms of the trust and was done in what the Company believed to be the interests of the trust and no proceedings shall be instituted by a member of the Company alleging that such act involved breach of duty to the Company.

                                 SUPERANNUATION

     (cc) To establish superannuation funds and/or provident funds for the benefit of and to grant pensions allowances gratuities and bonuses to officers and ex-officers and employees or ex-employees of the Company or any associated company or the dependants or connections of such persons to establish and maintain or concur in establishing and maintaining trusts funds or schemes (whether contributory or non-contributory) with a view to providing pensions or other benefits for any such persons as aforesaid their dependants or connections and to support or subscribe to any charitable funds or institutions the support of which may in the opinion of the Directors be calculated directly or indirectly to benefit the Company or its employees and to institute and maintain any club or other establishment or profit-sharing scheme calculated to advance the interests of the Company or its officers or employees.

                      FINANCIAL DEALINGS - LEND AND BORROW

     (dd) To invest and deal with the money of the Company in such manner as may from time to time be thought fit.

     (ee) To give any indemnity or guarantee or to enter into any bond and to guarantee or become liable for the payment of money or for the performance of obligations of all kinds and to guarantee the account of or otherwise finance any person or persons company or companies business or undertaking.

     (ff) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company either in cash by instalments or otherwise or in fully or partly paid-up shares of any company or corporation with or without deferred preferred or special rights or restrictions in respect of dividend repayment of capital voting or otherwise or in debentures or mortgage debentures or debenture stock mortgages or other securities of any company or corporation or partly in one mode and partly in another and generally on such terms as the Company may determine and to hold dispose of or otherwise deal with any shares stock or securities so acquired.

     (gg) To lend money either with or without security and to receive money on loan or deposit at interest or otherwise and to invest the moneys of the Company with or without security and upon such terms and conditions as may from time to time be determined by the Directors for the time being of the Company and to vary sell or dispose of all such investments.

     (hh) To borrow or raise or secure the payment of money either alone or jointly or in partnership with any other person or corporation in such manner as the Company may think fit and to secure the same or the repayment or performance of any debt liability contract guarantee or other engagement incurred or to be entered into by the Company in any way and in particular by the issue of debentures perpetual or otherwise charged upon all or any of the Company's property (both present and future) including its uncalled capital and to purchase redeem or pay off any such securities.

     (ii) To mortgage charge or grant a lien over the undertakings or all or any of the real and personal property and assets present or future and all or any of the uncalled capital for the time being of the Company and to issue at par or at a premium or discount and either for such consideration and with and subject to such rights powers privileges and conditions as may be thought fit debenture or debenture stock either permanent or redeemable or repayable or bonds notes preference shares bills of sale promissory notes and collaterally or further to secure any securities of the Company by a Trust Deed or other assurance and in like manner to secure and guarantee the performance by the Company of any obligation or liability it may undertake and to redeem and pay off any such securities.

     (jj) To make draw accept endorse discount negotiate execute and issue promissory notes bills of exchange bills of lading warrants debentures and other negotiable instruments or documents.

     (kk) To lend and advance money or give credit to any persons firms companies or corporations on such terms as may seem expedient and in particular (but without prejudice to the general effect of the foregoing words) to subsidiary holdings or associated companies and customers and others having dealings with the Company and to borrow money with and on joint and several or joint or several account with any persons firms companies (whether subsidiary holdings or associated companies or not) or corporations and to give guarantees and become surety or security for any persons firms companies (whether subsidiary holdings or associated companies or not) or corporations and without exception and to execute and give all such mortgages debentures guarantees and other securities either alone or in association or jointly and severally or jointly or severally with any persons firms companies or corporations for any of the purposes aforesaid as may be thought proper.

                    AMALGAMATION - JOINT VENTURE - MANAGEMENT

     (ll) To amalgamate the business of the Company in whole or in part with that of any other company firm or person in any manner and on any terms which may be considered advisable.

     (mm) To enter into partnership or into any arrangement for sharing profits union of interests co-operation joint advantages reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which this Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly or indirectly to benefit this Company.

     (nn) To amalgamate with any other company firm person or association whether by sale or purchase (for shares or otherwise) of the undertaking subject to the liabilities of this or any other company firm person or association as aforesaid with or without winding up or by sale or purchase (for shares or otherwise) of all the shares or stock of this or such other company as aforesaid or by partnership or any arrangement of the nature of partnership or any other manner and to promote form subsidise and establish any other company or companies for the purpose of acquiring all or any part of the undertaking property and liabilities of this Company or of advancing directly or indirectly the objects or interests thereof and to purchase take in exchange subscribe for or otherwise acquire and hold shares in any such company and to guarantee the payment of any debentures or other securities issued by any such company.

     (oo) To take part in the management supervision or control of the business or operations of any company or undertaking and for that purpose to appoint and remunerate any directors accountants or other experts or agents.

     (pp) To act as manager of any business or any practice either professional or otherwise and to provide all or any services thereto and without limiting the generality of the foregoing to provide secretarial services accounting services and staff.

                                      GIFTS

     (qq) To grant or accept gifts howsoever made either alone or with others.

                           ASSOCIATIONS AND DONATIONS

     (rr) To establish and form or assist in establishing and forming and to support aid and join any association union or body calculated in any way to benefit the Company and to subscribe to the same such money as the Company may think expedient and to agree to be bound by the decision and actions of and to do or join in doing all such acts and things as may be decided upon by the governing authorities or any such association union or body in accordance with the rules or articles thereof.

     (ss) To give donations subsidies or contributions to any association union or body whether industrial social political patriotic or otherwise and to establish and support or aid in the establishment and support of associations institutions funds or trusts calculated to benefit employees or ex-employees of the Company or the dependants or connections of such persons and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public general or useful object.

                                BRANCH REGISTERS

     (tt) To establish and cause to be kept branch registers of shareholders and to procure the Company to be legalised domiciled registered or recognised in any other State country or place.

                             PATENTS AND COPYRIGHTS

     (uu) To apply for purchase or otherwise acquire any patents patent rights inventions copyrights designs trade marks formulae designs secret processes technical information franchises and other rights privileges and concessions and to use exercise develop or otherwise turn to account the property rights or information so acquired.

     (vv) To apply for design register purchase or otherwise acquire any trade names trade marks or other marks patents patent rights and privileges copyrights letters of registration processes formulas licenses concessions and the like conferring an exclusive or non-exclusive or limited right to use any name mark device brand or invention which may seem capable of being used for any purpose of this Company or the acquisition of which may seem calculated directly or indirectly to benefit this Company and to sell dispose of use exercise or develop the same or grant licenses or privileges in respect thereof.

     (ww) To pay for any property rights privileges or concessions acquired by the Company or any services rendered to the Company or satisfy any debt or liability of the Company wholly or partly in cash or in debentures or in shares with or without preferred or deferred rights in respect of dividend or repayment of capital or otherwise or in securities or partly in one mode and partly in another or others and generally in such form or manner as may be considered advisable.

                                 THIRD SCHEDULE

5. To carry out and exercise without exception or modification all the powers set out in the Third Schedule to the Companies Act, 1961 to the intent that this Memorandum shall be read and construed as though each of the paragraphs numbered 1 to 26 inclusive in that Schedule has been set forth herein seriatim.

     AND IT IS HEREBY DECLARED that the Company shall have power to do any of the matters mentioned above or in the said Third Schedule apart from any other or others of them and that no objects or power of the Company shall be limited by references to the name of the Company or by reference to objects or powers of the same or some similar kind contained elsewhere in this Memorandum or in the said Third Schedule and that wherever possible this Memorandum shall be construed in as wide a sense as if each of the paragraphs of this Memorandum and of the said Third Schedule defined the objects of a separate and independent Company.

     AND IT IS HEREBY DECLARED that the word "Company" in clause 4 hereof and in the said Third Schedule shall except where it refers to this Company be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Australia or elsewhere.

6. Each of the objects shall be a distinct and prime object and one shall not rank in priority to the other nor shall be considered a secondary object.

7.   The liability of the members is limited.

8. The share capital with which the Company proposes to be registered is One Hundred Thousand dollars ($100,000.00) divided into One Hundred Thousand (100,000) shares (vide the Articles hereof) of One dollar ($1.00) each with power to increase or reduce the capital and to divide the shares in the original or increased capital for the time being into several classes and to issue any part or parts of the original capital or increased capital for the time being with such deferred qualified or special rights privileges or conditions with reference to preferential guaranteed fixed fluctuating redeemable or to other dividend or interest or with such priority in the distribution of assets or otherwise as shall from time to time be determined by the Company.

9. The full names addresses and occupations of the subscribers to this Memorandum of Association are as follows:

                                        DOUGLAS CECIL MACGREGOR,
                                        2 Rosherville Road,
                                        Mosman. 2088.
                                        Company Director


                                        PATRICIA ALEXA MACGREGOR,
                                        2 Rosherville Road,
                                        Mosman. 2088.
                                        Company Director

     WE, the several persons whose names are subscribed hereto are desirous of being formed into a Company in pursuance of the Memorandum of Association and respectively agree to take the number of Shares in the capital of the Company set out opposite our respective names.

-------------------------------------------------------------------------------
 Signature of Subscribers        No. of Shares          Signature and Address
                                 taken by each               of Witness
                                  Subscriber
-------------------------------------------------------------------------------

                                                      Witness to all Signatures
                                                      -------------------------

Douglas Cecil MACGREGOR,    One (1) Ordinary Share
2 Rosherville Road,
Mosman. 2088.
Company Director

                                                      Olive LEE
                                                      Unit 303 Park Regis,
                                                      Park Street,
                                                      Sydney. 2000.
                                                      Secretary

Patricia Alexa MACGREGOR,   One (1) Ordinary Share
2 Rosherville Road,
Mosman. 2088.
Company Director
-------------------------------------------------------------------------------

                                 New South Wales

                               Companies Act, 1961

                            Company Limited by Shares

                             ARTICLES OF ASSOCIATION

                                       OF

                               PIVISU PTY. LIMITED

1.   Unless there is something in the subject or context
     inconsistent therewith:-                                    Interpretation

          "THE COMPANY" means the above Company;

          "THE ACT" or "THE COMPANIES ACT" means the Companies
          Act 1961 and any statutory modification or enactment thereof;

          "SECRETARY" means any person appointed to perform the duties of a Secretary of the Company.

          "ARTICLES" shall mean these Articles of Association and all supplementary substituted or amending
          Articles for the time being in force;

          "THE OFFICE" means the registered office for the time being of the company

          "THE REGISTER" means the Register of Members to be kept pursuant to Section 151 (1) of the Companies
          Act;

          "SEAL" means the common seal of the Company;

          "STATE" means the State of New South Wales;

     Words or expressions contained in these Articles shall be interpreted in accordance with the provisions of the Interpretation Act 1897 (as amended) as in force at the date at which these Articles become binding on the Company.

     In every case where in these Articles general expressions are used in connection with powers discretions or things such general expressions shall not be limited to or controlled by the particular powers discretions or things with which the same are connected. And words and expressions denoting authority or permission shall be construed as words or expressions of authority merely and shall not be construed as words or expressions denoting directions or compulsory trusts. Subject as aforesaid any words defined in the Act shall if not inconsistent with the subject or the context bear the same meaning these presents. The marginal notes shall not affect the constructions of these Articles.

                          PRELIMINARY

2.   The regulations contained in Table "A" in the Fourth        Table "A"
     Schedule to the Act shall not apply to this Company.        Excluded

3.   The Company is to be a proprietary Company and              Proprietary
     accordingly the following provisions shall have             Company
     effect:-

     (a) The right of transfer of shares shall be restricted as hereinafter provided.

     (b) The number of members of the Company (exclusive of persons who are in the employment of the Company or of a subsidiary of the Company and all persons who having been formerly in the employment of the Company or of a subsidiary of the Company were while in such employment and have continued after the determination of such employment to be members of the Company and counting joint holders of shares as one person) is limited to fifty (50).

     (c) Any invitation to the public to subscribe for any shares or debentures of the Company or to deposit money with the Company for fixed periods or payable at call whether bearing or not bearing interest is hereby prohibited.

                       GENERAL MEETINGS

4.   An annual general meeting shall, in addition to any         Annual
     other meeting, be held at least once in every calendar      General Meeting
     year and not more than fifteen months after the holding of the last preceding annual general meeting at such time and place as may be determined by the Directors, but so long as the Company holds its first annual general meeting within eighteen months of its incorporation it need not hold it in its year of incorporation or the following year. Any general meeting other than an annual general meeting shall be called an extraordinary general meeting.

5.   Notwithstanding the provisions of the last preceding        Extension
     Article the Company may in accordance with the Act apply for an extended period in which to hold an annual general meeting and subject to such period or extension or permission being granted by the Corporate Affairs
     Commission such annual general meeting may be held within such extended period or in the calendar year in which it is permitted to be held.

6.   Any Director may whenever he thinks fit convene an          Extraordinary
     extraordinary general meeting, an extraordinary general     General Meeting
     meeting shall be convened on such requisition or may be convened by such requisitionists as provided by the Act.

7.   Subject to the provisions of the Act relating to special    Notice
     resolutions and agreements for shorter notice, fourteen days' notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given) specifying the place the day and the hour of meeting and in case of special business the general nature of that business shall be given to such persons as are entitled to receive such notices from the Company.

8.   A meeting shall notwithstanding that it is called by        Short
     notice shorter than required be deemed to be duly called    Notice
     if it is so agreed;

     (a) in the case of a meeting called as the annual general meeting by all the members entitled to attend and vote thereat; or

     (b) in the case of any other meeting by a majority in number of the members having a right to attend and vote thereat being a majority which together holds not less than ninety-five per centum in nominal value of the shares giving a right to attend and vote.

9.   All business shall be special that is transacted at an      Business
     extraordinary general meeting, and also all that is transacted at an annual meeting, with the exception of declaring a dividend, the consideration of the accounts, balance-sheets, and the report of the

     Directors and Auditors, the election of Directors in the place of those retiring, and the appointment and fixing of the remuneration of the Auditors.

10.  The accidental omission to give notice of a meeting, or     Non-Receipt
     the non-receipt of notice of a meeting by any person        of Notice
     entitled to such notice shall not invalidate the meeting or the proceedings thereat.

                PROCEEDINGS AT GENERAL MEETINGS

11.  No business shall be transacted at any general meeting      Quorum
     unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, two members present in person shall be a quorum. For the purposes of this article "member" includes a person attending as a proxy or as representing a corporation which is a member, provided that where a member has pursuant to these Articles appointed more than one proxy only one of such proxies may be counted in a quorum.

12.  If within half an hour from the time appointed for the      Where No
     meeting a quorum is not present the meeting, if convened    Quorum Present
     upon the requisition, of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.

13.  The Chairman, if any, of the Board of Directors shall       Chairman
     preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of their number to be Chairman of the meeting.

14.  The Chairman may, with the consent of any meeting at        Adjournment
     which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfurnished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

15.  At any general meeting a resolution put to the vote of      Method of
     the meeting shall be decided on a show of hands unless a    Voting
     poll is (before or on the declaration of the result of the show of hands) demanded: -

     (a)  by the Chairman; or

     (b) by any member present in person or by proxy or representative and entitled to vote.

     Unless a poll is so demanded a declaration by the Chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn.

16.  If a poll is duly demanded it shall be taken in such        Poll
     manner and either at once or after an interval or adjournment or otherwise as the Chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded but a poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith.

17.  In the case of an equality of votes, whether on a show of   Casting
     hands or on a poll, the Chairman of the meeting at which    Vote
     the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

18.  Subject to any rights or restrictions for the time being    General
     attached to any class or classes of shares, at meetings     Voting
     of members or classes of members each member entitled to    Rights
     vote may vote in person or by proxy or by attorney and on a show of hands every person present who is a member or a representative of a member shall have one vote, and on a poll every member present in person or by proxy or by attorney or other duly authorised representative shall have one vote for each share he holds.

19.  Where there are joint registered holders of any share any   Joint
     one of such persons may vote at any meeting either in       Holders
     person or by attorney proxy or representative in respect of such shares as if he were solely entitled thereto and if more than one of such joint holders be present at any meeting in person or by attorney proxy or representative then that one of the said persons so present whose name stands first in order in the Register in respect of such share shall alone be entitled to vote in respect thereof.

20.  A member who is of unsound mind or whose person or estate   Mental
     is liable to be dealt with in any way under the law         Health
     relating to mental health may vote, whether on a show of hands or on a poll, by his committee or by his trustee or by such other person as properly has the management of his estate, and any such committee trustee or other person may vote by proxy or by attorney.

21.  No member shall be entitled to vote at any general          Calls
     meeting unless all calls or other sums presently payable    Paid
     by him in respect of shares in the Company have been paid.

22.  No objection shall be raised to the qualification of any    Objections
     voter except at the meeting or adjourned meeting at which   To Voting
     the vote objected to is given or tendered, and every vote   Qualification
     not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

23.  A member of the Company may appoint either one or two       Proxies
     other persons as his proxy or proxies to attend and vote instead of such member. When a member appoints two proxies the appointment shall specify the proportion of the member's voting rights which each proxy is appointed to represent.

24.  The instrument appointing a proxy shall be in writing (in   Proxy
     the common or usual form) under the hand of the appointor   Instrument
     or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy may but need not be a member of the Company. The instrument appointing a proxy shall be deemed to confer authority to demand or joint in demanding a poll.

     all such powers of the Company as are not by the Act or by these Articles required to be exercised by the Company in general meeting. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

38.  The Directors may from time to time appoint one or more     Managing
     of their body to the office of Managing Director for such   Director
     period and on such terms as they think fit and subject to the terms of any agreement entered into in any particular case may revoke any such appointment. His appointment shall be automatically determined if he ceases from any cause to be a Director.

39.  A Managing Director shall subject to the terms of any       Managing
     agreement entered into in any particular case receive       Director
     such remuneration (whether by way of salary commission or   Remuneration
     participation in profits or partly in one way and partly in another) as the Directors may determine.

40.  The Directors may entrust to and confer upon a Managing     Managing
     Director any of the powers exercisable by them upon such    Director
     terms and conditions and with such restrictions as they     Powers
     may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke withdraw alter or vary all or any of those powers.

41.  The Directors may exercise all the powers of the Company    Power to
     to borrow money and to mortgage or charge its undertaking   Mortgage
     property and uncalled capital or any part thereof and to    and Sign
     issue debentures and other securities and the Directors     Documents
     may exercise all the powers of the Company in relation to any official seal for use outside the State and in relation to Branch Registers and all cheques and other negotiable instruments and all receipts for money shall be signed or otherwise executed by any two Directors or in such other manner as the Directors from time to time determine.

42.  The Directors may from time to time by power of attorney    Power to
     appoint any corporation firm or person or body of persons   Appoint
     to be the attorney or attorneys of the Company for such     Attorneys
     purposes and with such powers authorities and discretions
     (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers authorities and discretions vested in him.

43.  The Directors shall cause minutes to be made in books       Minutes
     provided for the purpose: -

     (a) of all appointments of officers made by the Directors;

     (b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

     (c) of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

44.  Any such minutes of any meeting of the Directors or of      Evidence of
     any committee or of the Company if purporting to be         Minute
     signed by the Chairman of such meeting or by the minute
     Chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.

                   PROCEEDINGS OF DIRECTORS

45.  The Directors may meet together for the despatch of         Directors-
     business adjourn and otherwise regulate their meetings as   Meetings
     they think fit. The Directors may conduct the meetings by telephone without a Director being in the physical presence of another Director or other Directors. A
     Director may at any time and the Secretary shall on the requisition of a Director summon a meeting of the Directors.

46.  Subject to these Articles questions arising at any          Directors-
     meeting of Directors shall be decided by a majority of      Votes
     votes and a determination by a majority of Directors shall for all purposes be deemed a determination of the Directors. In case of an equality of votes the Chairman of the meeting shall have a second or casting vote.

47.  Any Director may appoint any person (whether a member of    Directors-
     the Company or not) to be an alternate or substitute        Alternative or
     Director in his place during such period as he thinks       Substitute
     fit. Any person while he so holds office as an alternate or substitute Director shall be entitled to notice of meetings of the Directors and to attend and vote thereat accordingly and to exercise all the powers of the appointor in his place and shall ipso facto vacate office if the appointor vacates office or is removed from office as a Director. Any appointment or removal under this Article shall be effected by notice in writing to the Secretary under the hand of the Director making the same.
     At any meeting at which an alternate or substitute
     Director is present he shall be deemed a Director for all purposes including constituting a quorum. He shall not be entitled to remuneration from the Company but the Company may reimburse him for all travelling and other expenses incurred by him in attending meetings of the Directors or otherwise on the Company's business.

48.  The quorum necessary for the transaction of the business    Directors-
     of the Directors may be fixed by the Directors, and         Quorum
     unless so fixed shall be two.

49.  The continuing Directors may act notwithstanding any        Directors-
     vacancy in their body, but if and so long as their number   Continuing
     is reduced below the number fixed by or pursuant to the regulations of the Company as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company, but for no other purpose.

50.  The Directors may elect a Chairman of their meetings and    Directors-
     determine the period for which he holds office; but if no   Chairman
     such Chairman is elected, or if at any meeting the Chairman is not present within ten minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be Chairman of the meeting.

51.  The Directors may delegate any of their powers to           Committees
     committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

52.  A committee may elect a Chairman of its meetings; if no     Committee-
     such Chairman is elected, or if at any meeting the          Chairman
     Chairman is not present within ten minutes after the time appointed for holding the meeting, the members present may choose one of their number to be Chairman of the meeting.

53.  A committee may meet and adjourn as it thinks proper.       Committee-
     Questions arising at any meeting shall be determined by a   Meetings
     majority of votes of the members present, and in the case of an equality of votes the Chairman of the committee shall have a second or casting vote.

54.  All acts done by any meeting of the Directors or of a       Acts of
     committee of Directors or by any person acting as a         Directors
     Director shall, notwithstanding that it is afterwards       and of
     discovered that there was some defect in the appointment    Committees
     of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

55.  A resolution in writing, signed by a majority of the        Resolution
     Directors for the time being entitled to receive notice     in Writing
     of a meeting of the Directors, shall be as valid and        of Directors
     effectual as if it had been passed at a meeting of the Directors duly convened and held. Any such resolution may consist of several documents in like form, each signed by one or more Directors.

                       BRANCH REGISTERS

56.  (a)  The Directors may from time to time establish and      Branch
          cause to be kept in any place outside the State a      Registers
          Branch Register of members and may discontinue, any such Register and transfer the entries therein to some other Register. The Directors may empower any person or persons to keep the Branch Register and to approve of or reject transfers in that Register and every such person or persons may in respect of transfers or other entries in such Register for which they are appointed exercise all powers of the Directors in the same manner and to the same extent and effect as if the Directors were actually present in such place and exercised the same.

     (b)  Copies of every entry in the Branch Register shall     Copy of
          be transmitted to the Office as soon as may be after   Entries
          any entry is made in the Branch Register and a duplicate of the Branch Register shall be kept at the Office and shall for all purposes be deemed to be part of the Principal Register.

     (c)  Shares registered on a Branch Register shall be        Share Entry
          distinguished from shares registered in the Principal Register and no transaction with respect to any shares registered in a Branch Register shall in the continuance of that registration be registered in any other Register.

     (d)  In any instrument of application for or transfer or    Specify
          transmission of shares of the Company the party        Register
          purporting to become entitled to such shares as a result of the transaction may specify the Register upon which he desires such shares when in his name to be held and on such transaction becoming effective such specification may be given effect to by the Company. Nothing in this present Article shall affect the right of any shareholder to the transfer at any time of all or any of his shares from any Register of the Company to any other
          Register of the Company for the time being maintained by it nor to limit the right of the Company to discontinue any Branch Register.

57.  The Directors or a committee of the Directors authorised    Seal
     by the Directors in that behalf, shall provide for the safe custody of the seal, which shall only be used by the authority of the Directors and every instrument to which the seal is affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second

     Director or by some other person appointed by the Directors for the purpose.

                           ACCOUNTS

58.  The Directors shall cause to be kept such proper            Accounts
     accounting and other records as will sufficiently explain the transactions and financial position of the Company and enable true and fair profit and loss accounts and balance sheets and any documents required to be attached thereto to be prepared from time to time and shall cause those records to be kept in such manner as to enable them to be conveniently and properly audited.

59.  The said accounting and other records shall be kept at      Keeping of
     the registered office of the Company or at such other       Accounts
     place as the Directors think fit and shall at all times be open to inspection by the Directors. If any accounting records of the Company are kept at a place outside the State, the Company shall keep at a place within the State as determined from time to time by the Directors such statements and records with respect to the matters dealt with in the records, kept outside the State as will enable true and fair accounts and any documents required by the Act to be attached to the accounts to be prepared.

60.  The Directors shall from time to time determine whether     Inspection
     and to what extent and at what times and places and under   of Accounts
     what conditions or regulations the accounting and other records of the Company or any of them shall be open to the inspection of members not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.

61.  Subject to any extension of time granted pursuant to the    Profit & Loss
     Act, the Directors shall at the annual general meeting      Accounts &
     lay before the Company in general meeting a profit and      Balance Sheet
     loss account for the period since the preceding account
     (or in the case of the first account, since the incorporation of the Company) made up to a date not more than six months before the date of the meeting together with a balance sheet as at the date to which the profit and loss account is made up.

62.  A copy of every profit and loss account and balance sheet   Copies to
     (including every document required by law to be attached    be sent to
     thereto) which is to be laid before the Company in          Members
     general meeting accompanied, if the Company is required by the Act to appoint an auditor, by a copy of the auditor's report thereon shall, not less than fourteen days before the date of the meeting, be sent to every person entitled to receive notice of general meetings of the Company.

                    DIVIDENDS AND RESERVES

63.  The Company in general meeting may declare dividends, but   Declaration
     no dividend shall exceed the amount recommended by the      of Dividends
     Directors and unless otherwise resolved by the Company the dividend shall be payable forthwith upon its declaration.

64.  The Directors may from time to time pay to the members      Interim
     such interim dividends as appear to the Directors to be     Dividends
     justified by the profits of the Company.

65.  No dividend shall be paid otherwise than out of profits     Out of
     or shall bear interest against the Company.                 Profits

66.  The Directors may, before recommending any dividend, set    Reserves
     aside out of the profits of the Company such sums as they think proper as reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending any such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares in the Company) as the Directors may from time to time think fit. The Directors may also without placing the same reserve carry forward any profits which they may think prudent not to divide.

67.  Subject to the rights of persons, if any, entitled to       General
     shares with special rights as to dividends and where the    Dividend
     only shares issued other than those carrying such special   Rights
     rights are all ordinary shares, or all shares of the one class as the case may be, all dividends shall -be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this regulation as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

68.  The Directors may deduct from any dividend payable to any   Deductions
     member all sums of money, if any, presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

69.  Any general meeting declaring a dividend or bonus may       Distribution
     direct payment of such dividend or bonus wholly or partly   of Assets
     by the distribution of specific assetsand in particular of paid-up shares, debentures or debenture stock or secured or unsecured notes of any other Company or in any one or more of such ways and the Directors shall give effect to such resolution, and where any difficultly arises in regard to such distribution, the Directors may settle the same as they think expedient, and fix. the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

70.  Any dividend, interest, or other money payable in cash in   Mode of
     respect of shares may be paid by cheque or warrant sent     Payment
     through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the person to whom it is sent or bearer. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other money payable in respect of the shares held by them as joint holders.

71.  Where an infant is the holder of a share or shares in the   Infant
     Company, the parent or guardian, or other person having     Holder
     the care or custody of such infant, may give effectual receipts for any dividends, bonuses, or other moneys payable in respect of the share or shares held by such infant, or capital distributions in the form of bonus shares, debentures, debenture stock, or secured or unsecured notes to be made in respect of such share or shares and the Company and its Directors shall be under no obligation to see to the application of any such dividend or capital distribution.

                   CAPITALISATION OF PROFITS

72.  The Company in general meeting may upon the                 Resolution for
     recommendation of the Directors resolve that it is          Capitalisation
     desirable to capitalise any part of the amount for the time being standing to the credit of any share premium reserve or any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend as a capital distribution and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution. A share premium account and a capital redemption reserve fund may, for the purposes of this regulation be applied only in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

73.  Whenever such a resolution as aforesaid shall have been     Giving
     passed, the Directors shall make all appropriations and     Effect to
     applications of the undivided profits resolved to be        Resolutions
     capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

                             AUDIT

74.  Auditors may be appointed and their duties regulated in     Audit
     accordance with Section 165, 166 and 167 of the Act, but, provided that the Company be an exempt proprietary company as deemed by Section 5 (1) of the Act, it shall not be necessary for the Company to appoint an auditor
     (vide Section 165B (1) and (2) of the Act) and the
     Secretary of the Company shall record a minute to that effect in the book containing minutes of proceedings of general meetings of the Company.

                            NOTICES

75.  A notice may be given by the Company to any member either   Service of
     personally or by sending it by post to him at his           Notice
     registered address, or (if he has no registered address within the State) to the address, if any, within Australia, supplied by him to the Company for the giving of notices to him. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting on the day after the date of its posting, and in any other case at the time at which the letter would be delivered in the ordinary course of post.

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

76.  A notice may be given by the Company to the joint holders   Joint
     of a share by giving the notice to the joint holder first   Holders
     named in the register of members in respect of the share.

77.  A notice may be given by the Company to the persons         Death or
     entitled to a share in con- sequence of the death or        Bankruptcy
     bankruptcy of a member by sending it through the post in a pre-paid letter addressed to them by name, or by the title or representatives of the deceased, or assignee of the bankrupt, or by any like description, at the address, if any, within Australia supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

78.  (1)  Notice of every general meeting shall be given in      Notice of
          any manner hereinbefore authorised to: -               General Meeting

          (a) every member having a right to attend and vote thereat, except those members who (having no registered address within the State) have not supplied to the Company an address within Australia for the giving of notices to them;

          (b) every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

          (c)  the Auditor for the time being of the Company.

     (2) No other person shall be entitled to receive notices of general meetings.

                          WINDING UP

79.  If the Company is wound up, the liquidator may, with the    Division of
     sanction of a special resolution of the Company, divide     Assets in,
     amongst the members in kind the whole or any part of the    Winding Up
     assets of the Company (whether they consist of property of the same kind or not) and may for that purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of any such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

                           INDEMNITY

80.  Every Director, Managing Director, Agent, Auditor,          Indemnity of
     Secretary and other officer for the time being of the       Offices
     Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under the Act in which relief is granted to him by the Court in respect of any negligence default breach of duty or breach of trust.

                            SHARES

81.  The shares shall be under the control of the Directors      Issue Under
     who may allot, grant options over them or otherwise         Control of
     dispose of the same to such persons on such terms and

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

     conditions and either at a premium or at par or (subject    Director
     to the provisions of the Companies Act) at a discount, and at such times as the Directors think fit. Subject to the provisions, if any, in that behalf of the Memorandum of Association and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred or other special rights or such restrictions whether in regard to dividend voting, return of share capital or otherwise as the Company may from time to time by ordinary resolution determine and any preference share may with the sanction of a special resolution be issued on the terms that it is or at the option of the Company is liable to be redeemed.

82.  The Directors may, with the consent of the holder,          Conversion
     convert any ordinary shares into Preference shares.

83.  If at any time the share capital is divided into            Variation of
     different classes of shares, the rights attached to any     Classes
     class (unless otherwise provided by the terms of issue shown later in these Articles) may be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these regulations relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

84.  Every person whose name is entered as a member in the       Certificate
     register of members shall without payment be entitled to a certificate under the seal of the Company specifying the share or shares held by him and the amount paid up thereon provided that in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

85.  If a share certificate, letter of allotment, transfer,      Lost
     receipt or any other document of title to shares is lost,   Certificate
     defaced or destroyed, a duplicate thereof may be issued by the Company upon the conditions set out in Section 94 of the Act applicable thereto.

86.  None of the funds of the Company or of any subsidiary       No Financial
     thereof shall be employed in the purchase of or             Assistance
     subscription for or in loans upon the security of the       for Purchase
     Company's shares and the Company shall not except as        of Shares
     authorised by the Act give any financial assistance for the purpose of or in connection with any purchase of or subscription for shares in the Company. The Directors may however in their discretion accept a surrender of shares by way of compromise of any question as to whether or not the same have been validly issued or in any other case where a surrender is within the powers of the Company.
     Any shares so surrendered may be sold or re-issued in the same manner as forfeited shares.

87.  Save as herein otherwise provided, the Company shall be     Non
     entitled to treat the registered holder of any share as     Recognition
     the absolute owner thereof, and accordingly shall not       of Trusts
     except as ordered by a Court of competent jurisdiction or as by Statute required, be bound to recognise any equitable or other claim to or interest in such share on the part of any other person

88.  A member who holds shares in the Company as trustee for     Trustees for
     or otherwise on behalf of a corporation shall give notice   Corporation
     to the Secretary within one (1) month after such shares are acquired in accordance with the Act.

                       LIEN ON SHARES

89.  (a)  The Company shall have a first and paramount lien      Lien
          upon every share (whether fully paid or not) for all moneys whether presently payable or not or payable at a fixed time with interest and expenses owing to the Company in respect of that share but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article.

     (b)  The Company shall have a first and paramount lien      Notice of Lien
          for unpaid calls and instalments upon the specific shares in respect of which such moneys are due and unpaid. Such lien shall extend to all dividends from time to time declared in respect of such shares. If the Company shall register a transfer of any share upon which it has a claim without first giving to the transferee a notice of the claim that share shall be freed and discharged from the lien.

90.  Whenever any law imposes a liability or possible             Liens for
     liability upon the Company to make any payment whether in    Statutory
     respect of dividends or in respect of the member's           Liabilities
     ownership of shares in the Company in consequence of his death non-payment of income tax or other tax or estate
     Probate death or succession duties the Company in every such case shall be fully indemnified by the member or his executor or administrator from all liabilities and shall have a lien for all moneys and liabilities due or chargeable in respect of any such law together with interest at the rate of ten per centum per annum to the same extent as for other moneys payable at a fixed time in respect of the member's shares. The provisions of this Article shall not prejudice any right or remedy conferred on the Company as between the Company and every such member his executors administrators or estate.

91.  The Company may sell in such manner as the Directors        Sale by
     think fit any shares on which the Company has a lien but    Company
     no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable has been given to the registered holder for the time being of the share or the persons entitled thereto by reason of his death or bankruptcy.

92.  For giving effect to any such sale the Directors may        Transfer
     authorise some person on behalf of the member to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

93.  The proceeds of the sale shall be received by the Company   Proceeds of
     and applied in payment of such part of the amount in        Sale
     respect of which the lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

                        CALLS ON SHARES

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

94.  The Directors may from time to time make calls upon the     Calls
     members in respect of any money unpaid on their shares
     (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times and each member shall pay the amount called on his shares to the Company at the times specified by the Directors. A call may be revoked or postponed as the Directors may determine.

95.  A call shall be deemed to have been made at the time that   When Calls
     the resolution of the Directors authorising such call was   Made
     passed, and may be required to be paid by instalments

96.  The joint holders of a share shall be jointly and           Calls-Joint
     severally liable to pay all calls in respect thereof.       Holders

97.  If a sum called in respect of a share is not paid before    Interest on
     or on the day appointed for payment thereof the person      Unpaid Calls
     from whom the sum is due shall pay interest upon the sum at the rate of ten per centum per annum or at such lesser rate as the Directors may prescribe from the day appointed for the payment thereof to the time of the actual payment but the Directors shall be at liberty to waive payment of that interest wholly or in part.

98.  The provisions of these Articles as to the liability of     Non-Payment
     joint holders and as to payment of interest shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes payable at a fixed time whether on account of the amount of the share or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

99.  The Directors may make arrangements on the issue of         Differential
     shares for varying the amounts and times of payment of      Calls
     calls as between shareholders.

100. The Directors may if they think fit receive from any        Amounts in
     member willing to advance the same all or any part of the   Advance of
     moneys uncalled and unpaid upon any shares held by him      Calls
     and upon all or any of the moneys so advanced may (until the same would but for such advance become presently payable) pay interest at such rate as may be agreed upon between the member paying the sum in advance and the Directors.

101. On the trial or hearing of any action for the recovery of   Proof of Debt
     any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the register as the holder or one of the holders of the shares in respect of which such debt accrued that the resolution making the call was duly recorded, in the minute book and that notice of such call was duly given to the member sued in pursuance of these presents and it shall not be necessary to prove the appointment of Directors who made the call or any other matter whatsoever but the proof of the matters aforesaid shall be conclusive evidence of the debt.

              TRANSFER AND TRANSMISSION OF SHARES

102. The Directors in their absolute discretion may decline to   Refusal of
     register any transfer of shares in the Company to any       Transfer
     person of whom they do not approve and shall not be called upon to assign any reason for such refusal. Where the Company refuses to register a transfer of any shares, the Company shall within two (2) months after the date of lodgment of the transfer send to the transferee notice of the refusal.

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

103. Subject to these regulations any member may transfer all    Instrument of
     or any of his shares by instrument in writing in any        Transfer
     usual or common form or in any other form which the Directors may approve. The instrument shall be executed by or on behalf of both the transferor and the transferee; and the transferor shall remain the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect thereof.

104. The instrument of transfer must be left for registration    Deposit for
     at the registered office of the Company or such other       Registration
     place as the Directors may permit, accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.
     The Directors may waive the production of any certificate upon evidence satisfactory to them of its loss or destruction and thereupon the Company shall subject to the powers vested in the Directors by these Articles register the transferee as a share holder.

105. The legal personal representatives of a deceased sole       Person
     holder of a share shall be the only persons recognised by   Entitled
     the Company as having any title to the share. In the case of a share registered in the name of two or more holders the survivors or survivor or the legal personal representatives of the deceased survivor shall be the only persons recognised by the Company as having any title to the share.

106. Any person becoming entitled to a share in consequence of   Election to
     the death or bankruptcy of a member shall upon such         be Registered
     evidence being produced as may from time to time be         or Transfer
     properly required by the Directors have the right either to be registered as a member in respect of the share, or instead of being registered himself to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall in either case have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

107. A person becoming entitled to a share by reason of the      Rights before
     death or bankruptcy of the holder shall upon satisfying     Registration
     the Directors of his entitlement, be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not before being registered as a member in respect of the share be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

108. All instruments of transfer which shall be registered       Returned
     shall be retained by the Company but any instrument of      Instrument
     transfer which the Directors may decline to register shall (except in any case of fraud) be returned to the party presenting the same.

109. The transfer books and register of members may, subject     Closure of
     to the giving of the not- ice required by Section 153 of    Books
     the Act, be closed during such time as the Directors think fit not exceeding in the whole thirty days in each calendar year.

                     FORFEITURE OF SHARES

110. If a member fails to pay any call or instalment of a call   Notice of
     on the day appointed for payment thereof, the Directors     Forfeiture
     may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

111. The notice shall name a further day (not earlier than the   Contents of
     expiration of fourteen days from the date of the notice)    Notice
     on or before which and the place at which the payment required by the notice is to be made and shall state that in the event of non-payment at or before the time and at the place appointed, the share in respect of which the call was made will be liable to be forfeited.

112. If the requirements of any such notice as aforesaid are     Non-
     not complied with any share in respect of which the         Compliance
     notice has been given may at any time thereafter before the payment required by the notice has been made be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of forfeited shares and not actually paid before the forfeiture.

113. A forfeited share may be sold or otherwise disposed of on   Sale of
     such terms and in such manner as the Directors shall        Forfeited
     think fit and at any time before a sale or disposition      Shares
     the forfeiture may be cancelled on such terms as the Directors think fit.

114. The Directors may accept the surrender of any paid up       Surrender
     shares by way of compromise of any question as to the holder being properly registered in respect thereof. Any share so surrendered may be disposed of in the same manner as a forfeited share.

115. A person whose shares have been forfeited shall cease to    Ceasing to be
     be a member in respect of the forfeited shares but shall    a Member
     notwithstanding remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares.

116. A statutory declaration in writing that the declarant is    Evidence
     a Director of the Company and that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

117. The provisions of these Articles as to forfeiture shall     Forfeiture
     apply in the case of nonpayment of any sum which by terms   Applicable to
     of issue of a share become payable at a fixed time          Non-Payment
     whether on account of the amount of the share, or by way of premium as if the same had been payable by virtue of a call duly made and notified.

                CONVERSION OF SHARES INTO STOCK

118. The Company may by resolution passed in general meeting,    Conversion to
     convert any paid up shares into stock and reconvert any     Stock
     stock into paid up shares of any denomination.

119. The holders of stock may transfer the same or any part      Transfer of
     thereof in the same manner and subject to the same          Stock
     Articles as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit;
     but the Directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that

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     minimum but the minimum shall not exceed the nominal
     amount of the share from which the stock arose.

120. The holders of stock shall according to the amount of the   Rights &
     stock held by them, have the same rights, privileges and    Privileges of
     advantages as regards dividends, voting at meetings of      Stockholders
     the Company and other matters as if they held the shares from which the stock arose but no such privilege or advantage (except participation in the dividends and profits of the Company) shall be conferred by any such aliquot part of stock as would not if existing in shares have conferred that privilege or advantage.

121. Such of the Articles of the Company as are applicable to    Interpretation
     paid up shares shall apply to stock.

                     ALTERATION OF CAPITAL

122. The Company may by resolution passed in general
     meeting:-                                                   Alteration

     (a) increase its share capital by the creation of shares of such amount as it thinks expedient;

     (b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

     (c) subdivide its shares or any of them into shares of smaller amount than is fixed by the Memorandum; so however that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

     (d) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the shares so cancelled.

123. The Company may by special resolution reduce its share      Reduction
     capital and any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised and consent required by law.

                SHARE CAPITAL AND SHARE RIGHTS

124. The capital of the Company is One Hundred Thousand          Share Capital
     dollars ($100,000.00) divided into One Hundred Thousand     & Classes
     (100,000) shares of One Dollar ($1.00) each and classified as under:-

     90,000 - ordinary shares
      1,000 - "A" class shares
      1,000 - "B" class shares
      1,000 - "C" class shares
      1,000 - "D" class shares
      1,000 - "E" class shares
      1,000 - "F" class shares
      1,000 - "G" class shares
      1,000 - "H" class shares

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

      1,000 - "I" class shares
      1,000 - "J" class shares

125. The said ordinary shares, "A" and "B" class shares shall    Voting
     entitle the holder or holders thereof to receive notice of meetings and shall confer upon any holder thereof, when present in person or by proxy or by attorney at any general meeting of the Company the right to cast one (1)
     vote upon a show of hands and upon a poll to cast one (1) vote for each share held.

126. The said "C", "D", "E", "F", "G", "H" and "I" class         No Voting
     shares shall carry no voting rights whatsoever.

127. Where at any time there shall be more than one class of     Discretion:
     shares on issue, any dividend or distribution of            Dividends
     capitalised profits may be declared by the Company in general meeting, and as the Directors from time to time recommend, and all dividends whether interim or otherwise may be paid, and distribution of capitalised profits made on the shares of any one or more class or classes of shares to the exclusion of the shares of any other class or classes and if at any meeting dividends are declared or distributions made on more than one class the dividend declared or distribution made on the shares of any such class may be at a higher or lower rate than or at the same rate as the dividend declared or distribution made on the shares of the other or others of such classes provided that the shares in each class shall inter se participate pari passu in any dividend declared or any distribution of capitalised profits made in respect of that class. It shall be no objection to any resolution which shall declare a higher rate of dividend or distribution on the shares of any class or classes than the dividend declared or distribution made on the shares of any other classes or class or which shall declare a dividend or make a distribution on the shares of any class or classes to the exclusion of the shares of any other classes or class that such resolution was passed by virtue of the votes of the holders of the shares of the class or classes to receive the higher rate of dividend or distribution or to receive the dividend or distribution (as the case may be) and that such resolution was opposed by the holders of the shares of the class or classes to receive the lower rate of dividend or distribution or to be excluded (as the case may be).

128. Upon a reduction of capital or winding up of the Company    No
     the said "F", "G", "H" and "I" class shares shall as        Participation
     regards return of capital rank after the said "J" class     in Surplus
     redeemable preference shares and pari passu inter se with all other shares in the capital of the Company, but shall not carry the right to any further participation in the surplus assets or profits.

129. The rights, privileges, restrictions and conditions         Redeemable
     following shall be attached to the "J" class redeemable     Preference
     preference shares:                                          Shares

     (a)  The said "J" class redeemable preference shares        Voting
          shall entitle the holders thereof to receive notice of meetings and shall confer upon any holder thereof, when present in person or by proxy or by attorney at any general meeting of the Company the right to cast one (1) vote upon a show of hands and upon a poll to cast one (1) vote for each such share held.

     (b)  The said "J" class redeemable preference shares        Dividends
          shall confer upon the holders thereof the right to payment of such non-cumulative dividends as the Directors of the Company may from time to time recommend and as the Company may pursuant to these Articles declare and shall in respect to

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

          payment of any dividends so declared rank pari passu with all other classes of shares in the capital of the Company on which dividends may be so declared.

     (c)  Upon a reduction of capital or winding up of the       No
          Company the said "J" class redeemable preference       Participation
          shares shall as regards return of capital rank in priority to all other shares of the Company, but shall not carry the right to any further participation in the surplus assets or profits.

     (d)  Subject to the provisions of Section 61 of the Act,    Redemption
          the Company reserves the right at any time or from time to time to redeem at par such of the said redeemable preference shares as it may from time to time determine provided that any such redemption shall be effected prior to the 30th June, 2050. Any such redemption shall be effected by notice in writing to the holders of the shares to be redeemed at their respective registered addresses and each notice shall be accompanied by the Company's cheque or by a bank cheque bank draft or money order for the amount payable to the holder to whom the notice is sent. Any redeemable preference shares not redeemed prior to the 30th June, 2050 shall not thereafter be redeemable.

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

WE, the several persons whose names are subscribed being the subscribers to the Memorandum of Association hereby agree to the foregoing Articles of Association.

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Signatures of Subscribers                     Signature and Address of Witness
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                                              Witness to all Signatures
                                              -------------------------

Douglas Cecil MACGREGOR,
2 Rosherville Road,
Mosman.           2088.
Company Director

                                              Olive LEE
                                              Unit 303 Park Regis,
                                              Park Street,
                                              Sydney. 2000.
                                              Secretary

Patricia Alexa MACGREGOR,
2 Rosherville Road,
Mosman.           2088.
Company Director
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